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                                                                 Exhibit 10.1(i)



                           SIXTH AMENDMENT AND CONSENT

                  SIXTH AMENDMENT AND CONSENT, dated as of June 21, 2001 (this "AMENDMENT"), to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Hexcel Corporation (the "COMPANY") and the Foreign Borrowers from time to time party thereto (together with the Company, the "BORROWERS"), the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

                  WHEREAS, the Borrowers have requested, and, upon this Amendment becoming effective, the Lenders shall have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

                  WHEREAS, the Company has advised the Lenders that it proposes to issue up to $100,000,000 in aggregate principal amount of its senior subordinated notes (the "NEW NOTES"), and that the net proceeds thereof shall be applied first, to pay fees and expenses related to the issuance of the New Notes, SECOND, to prepay the Subordinated Ciba Notes with a principal amount outstanding of approximately $25,000,000, and THIRD, to the extent of the remaining balance (which is expected to be approximately $70,000,000) of such net proceeds, to refinance Subordinated Convertible Notes due 2003 (the Subordinated Ciba Notes and the Subordinated Convertible Notes, collectively, the "REFINANCABLE DEBT"); and

                  WHEREAS, the Borrowers have requested that the Lenders consent to and agree with (i) the issuance of the New Notes (ii) the terms and conditions of the New Notes and (iii) the application of the net proceeds resulting from the issuance of the New Notes;

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

                            SECTION 1. DEFINED TERMS

         1.1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.
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                                                                               2

                              SECTION 2. CONSENTS

         2.1. CONSENT TO NEW NOTES AND APPLICATION OF NET PROCEEDS. Pursuant to subsection 14.2(k) of the Credit Agreement, the Lenders hereby consent and agree to the issuance and sale by the Company of the New Notes having gross cash proceeds of not more than $100,000,000; provided that (i) the New Notes shall be issued in the form of senior subordinated notes having a maturity date which is after September 15, 2005 with other terms and conditions substantially similar to those contained in the Company's 9 3/4% Senior Subordinated Notes due 2009 (except that the interest rate payable therein and original issue discount, if any, shall be determined in accordance with market conditions at the time of the issue), (ii) such New Notes shall be issued on or before August 31, 2001 and
(iii) notwithstanding the provisions of subsection 14.14 and 10.5(g) of the Credit Agreement, the Company may use the net proceeds of the New Notes to pay fees and expenses related to the issuance of such New Notes and to prepay or purchase the Refinancable Debt in the order specified in the third recital to this Amendment and no Loan prepayment or Commitment reduction under the Credit Agreement shall be required as a result of the receipt of such proceeds.

         2.2. CONSENT TO FINANCIAL RATIO CALCULATION ADJUSTMENTS. The Lenders understand that the Company is required to give 45 days prior notice of the redemption of the Subordinated Convertible Notes and that, accordingly, the portion of the net proceeds of the New Notes that will be used to refinance a portion of the Subordinated Convertible Notes will be held in escrow for such purpose during the period from the date of issuance of the New Notes until the date (following the expiry of such notice period) on which the Company shall actually redeem such Subordinated Convertible Notes. In this connection, the Lenders hereby consent and agree that:

            (a) in connection with any calculation of the Leverage Ratio made as at a time when net proceeds from the New Notes are being held in such escrow, the Subordinated Convertible Notes shall be deemed to have been reduced by an amount equal to the amount then held in such escrow; and

            (b) in connection with the calculation of Interest Expense and EBITDA for any period of four consecutive fiscal quarters (a "TEST PERIOD") which includes a period (an "INCLUDED ESCROW PERIOD") during which net proceeds from the New Notes are being held in such escrow:

                  (i) the Borrowers shall be entitled, in the case of any
            calculation of Interest Expense, to deduct from total Interest Expense for such Test Period an amount equal to the amount of interest accrued for the Included Escrow Period on a principal amount of New Notes equal to the amount held in such escrow during such Included Escrow Period; and

                  (ii) the Borrowers shall be required, in the case of any
            calculation of EBITDA, to exclude from the amount of interest and other non-operating income for such Test Period (otherwise required to be subtracted in such calculation of EBITDA pursuant to clause
            (ii)(B) of the definition of such term) the amount of interest actually earned during such Included Escrow Period on the amount of such net proceeds held in such escrow.


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                                                                               3


                              SECTION 3. AMENDMENT

         3.1. AMENDMENT TO SUBSECTION 14.1(a). Subsection 14.1(a) of the Credit Agreement is hereby amended, effective simultaneously with the issuance of the New Notes, by deleting such subsection in its entirety and by substituting therefor the following:

                  (a) MINIMUM INTEREST COVERAGE RATIO. Permit the Interest
            Coverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company occurring during a period set forth below to be less than the ratio set forth opposite such period:


            ----------------------------------------------------------------
                       Period                                  Ratio
            --------------------------------------      --------------------
               January 1, 2000 - March 31, 2000             1.80 to 1.0
                April 1, 2000 - June 30, 2000               1.80 to 1.0
              July 1, 2000 - September 30, 2000             1.80 to 1.0
             October 1, 2000 - December 31, 2000            1.85 to 1.0
               January 1, 2001 - March 31, 2001             2.25 to 1.0
                April 1, 2001 - June 30, 2001               2.10 to 1.0
              July 1, 2001 - September 30, 2001             2.05 to 1.0
             October 1, 2001 - December 31, 2001            2.05 to 1.0
               January 1, 2002 - March 31, 2002             2.10 to 1.0
                April 1, 2002 - June 30, 2002               2.20 to 1.0
                  July 1, 2002 - Thereafter                 2.35 to 1.0
            ----------------------------------------------------------------


         3.2. AMENDMENT TO SUBSECTION 14.1(b). Subsection 14.1(b) of the Credit Agreement is hereby amended, effective simultaneously with the issuance of the New Notes, by deleting such subsection in its entirety and by substituting therefor the following:

                  (b) MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio of the
            Company and its Subsidiaries on the last day of any fiscal quarter of the Company occurring during a period set forth below to be greater than the ratio set forth opposite such period:
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                                                                               4



            ----------------------------------------------------------------
                       Period                                  Ratio
            --------------------------------------      --------------------

              January 1, 2000 - March 31, 2000              6.15 to 1.0
               April 1, 2000 - June 30, 2000                6.15 to 1.0
             July 1, 2000 - September 30, 2000              6.15 to 1.0
            October 1, 2000 - December 31, 2000             5.75 to 1.0
              January 1, 2001 - March 31, 2001              5.00 to 1.0
               April 1, 2001 - June 30, 2001                5.25 to 1.0
             July 1, 2001 - September 30, 2001              5.25 to 1.0
            October 1, 2001 - December 31, 2001             5.25 to 1.0
              January 1, 2002 - March 31, 2002              5.00 to 1.0
               April 1, 2002 - June 30, 2002                4.85 to 1.0
                 July 1, 2002 - Thereafter                  4.60 to 1.0
            ----------------------------------------------------------------


         3.3. AMENDMENT TO SUBSECTION 14.4(h). Subsection 14.4(h) of the Credit Agreement is hereby amended by deleting "14.8(j)" from where it appears in subsection 14.4(h) and inserting, in lieu thereof, "14.8(k)".

                            SECTION 4. MISCELLANEOUS

         4.1. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective on the date (the "EFFECTIVE DATE") upon which the Administrative Agent shall have received counterparts hereof, duly executed and delivered by each Borrower, the Administrative Agent, each Subsidiary Guarantor and the Majority Lenders.

         4.2. REPRESENTATIONS AND WARRANTIES. The Company, as of the date hereof after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it and each Foreign Borrower in Subsection 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; PROVIDED that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

         4.3. LIMITED EFFECT. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver or amendment of any provisions of any of the Credit Documents. Except as expressly modified herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         4.4. AMENDMENT FEE. The Company shall pay to the Administrative Agent, for the account of each Lender executing this Amendment, an amendment fee (the "Amendment Fee") as follows: 10 b.p. to Lenders executing this Amendment by 5:00 p.m. New York City time on June 21, 2001 and 5 b.p. to Lenders executing this Amendment by 5:00 p.m. New York City time on June 25, 2001, in each case calculated on such Lender's applicable (i) Commitment, in the case of Revolving Credit Commitment, European Loan Commitment or European Overdraft Commitment and
(ii) outstanding Loans, in the case of Tranche A Loans and Tranche B Loans.

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                                                                               5


Such Amendment Fee shall be calculated immediately prior to the effectiveness of this Amendment and shall be payable on the Effective Date.

         4.5. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

         4.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



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                                                                               6


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                       HEXCEL COMPOSITES S.A. (Belgium)
                                       HEXCEL COMPOSITES S.A. (France)
                                       HEXCEL COMPOSITES GMBH (Austria)
                                       HEXCEL COMPOSITES, S.A. (Spain)
                                       HEXCEL CORPORATION
                                       HEXCEL (U.K.) LIMITED
                                       HEXCEL HOLDINGS (U.K.) LIMITED
                                       HEXCEL COMPOSITES LIMITED
                                       HEXCEL S.A. (France)
                                       HEXCEL FABRICS S.A.
                                       HEXCEL COMPOSITES GMBH (Germany)

                                       By:
                                          ---------------------------------
                                            Title:




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                                                                               7


CREDIT SUISSE FIRST BOSTON, as
Administrative Agent and Lead Arranger

By:
    -------------------------------------------------
     Name:
     Title:

By:
    -------------------------------------------------
     Name:
     Title:


CITIBANK, N.A., as Documentation Agent
and as a Lender

By:
    -------------------------------------------------
     Name:
     Title:



                               , as a
-------------------------------
Lender

By:
    -------------------------------------------------
     Name:
     Title:



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         The undersigned Subsidiary Guarantors do hereby consent and agree to the execution and delivery of this Amendment:

                                       HEXCEL INTERNATIONAL
                                       HEXCEL OMEGA CORPORATION
                                       HEXCEL BETA CORP.
                                       CLARK-SCHWEBEL HOLDING CORP.
                                       CLARK-SCHWEBEL CORPORATION
                                       CS TECH-FAB HOLDING, INC.

                                       By:
                                           -------------------------------------
                                       Title: